                                                             Exhibit (15) to
                                                             Quarterly Report on
                                                             Form 10-Q
                                                             Page 1 of 2



LETTER REGARDING UNAUDITED INFORMATION


Stockholders and Board of Directors
SUPERVALU INC.
Eden Prairie, Minnesota

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim information of SUPERVALU INC. and subsidiaries for the periods ended June 18, 1994 and June 19, 1993, as indicated in our report dated July 20, 1994; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended June 18, 1994, is incorporated by reference in Registration Statements (No. 33-15731, No. 33-31430, and No. 33-52422) on Form S-3 and (No. 33-28310, No. 33-16934, No. 2-
56896, and No. 33-50071) on Form S-8.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statements prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


DELOITTE & TOUCHE

Minneapolis, Minnesota
July 20, 1994

                                                             Exhibit (15) to
                                                             Quarterly Report on
                                                             Form 10-Q
                                                             Page 2 of 2




  INDEPENDENT ACCOUNTANTS' REVIEW REPORT

  Stockholders and Board of Directors
  SUPERVALU INC.
  Eden Prairie, Minnesota

  We have reviewed the accompanying consolidated balance sheets of SUPERVALU INC. and subsidiaries (the Company) as of June 18, 1994 and June 19, 1993 and the related consolidated statements of earnings and cash flows for the 16-week periods then ended and the consolidated statement of stockholders' equity for the interim period ended June 18, 1994. These consolidated financial statements are the responsibility of the Company's management.

  We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

  Based on our reviews, we are not aware of any material modifications that should be made to such consolidated financial statements for them to be in conformity with generally accepted accounting principles.

  We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of SUPERVALU INC. and subsidiaries as of February 26, 1994 and the related consolidated statements of earnings, stockholders' equity and cash flows for the year then ended (not presented herein), and, in our report dated April 7, 1994, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of February 26, 1994 and the consolidated statement of stockholders' equity for the year then ended is fairly stated, in all material respects, in relation to the consolidated financial statements from which it has been derived.


  DELOITTE & TOUCHE

  Minneapolis, Minnesota
  July 20, 1994